8SCHEDULE 14A INFORMATION

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                              Exchange Act of 1934

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                             DELCATH SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)
                   -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[GRAPHIC OMITTED]


Company Contact:                            Investor Contacts:
Delcath Systems, Inc.                       Todd Fromer / Garth Russell
M. S. Koly, Chief Executive Officer         KCSA Worldwide
203-323-8668                                (212) 896-1215 / (212) 896-1250
www.delcath.com                             tfromer@kcsa.com / grussell@kcsa.com
---------------                             ----------------   -----------------

Media Contacts:
Lewis Goldberg
KCSA Worldwide
(212) 896-1216
lgoldberg@kcsa.com                                 FOR IMMEDIATE RELEASE
------------------


      Delcath's Board Maintains Efforts to Reach a Resolution with Laddcap
                                      - - -
      Delcath Requests Investors Vote Gold to Revoke Any Blue Consent Cards
                               Already Submitted
                                      - - -
           Provides Update on Status of Federal Securities Litigation

STAMFORD, Conn., September 18, 2006 -- Delcath Systems, Inc. (NASDAQ: DCTH) announced today that it is maintaining its efforts to reach an amicable resolution with Laddcap that is in the best interest of all shareholders.

"We have always been open to a reasonable compromise with Laddcap," said M.S. Koly, President and CEO of Delcath, "In a press release this morning, Laddcap, for the first time since the Consent Solicitation began, publicly indicated that it might be willing to consider something less than control of the Delcath Board of Directors."

While the Delcath Board of Directors hopes that a reasonable agreement can be reached to end the costly Consent Solicitation process initiated by Laddcap, there can be no assurance as to when or if such an agreement can be reached. Accordingly, the Delcath Board urges shareholders to not deliver Laddcap's Blue Consent Card and to VOTE the GOLD CONSENT CARD to revoke any consent previously given to Laddcap.

Nevertheless, if shareholders would like to vote along with the recommendations of Institutional Shareholder Services ("ISS") or Glass, Lewis & Co. PLEASE BE CAREFUL WHEN SENDING IN YOUR BLUE CARD! It is important to follow the instructions listed below. If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

To vote according to ISS, shareholders must check the following boxes before returning a BLUE consent card:

     o Check the Consent Box for Proposal One and write in the names of Mr. Koly, Dr. Herschkowitz and Mr. Isdaner

     o Check the Consent box on Proposal 2 and write in the names of Messrs. Foltz, Nicholls and Zeidman

     o    Check the Consent box on Proposal 3

-- OR --

To vote according to Glass Lewis, shareholders must check the following boxes before returning a BLUE consent card:

     o Check the Consent Box for Proposal One and write in the names of Mr. Koly, Dr. Herschkowitz and Mr. Isdaner

     o Check the Consent box on Proposal 2 and write in the names of Messrs. Karpf, Nicholls and Zeidman

     o    Check the Consent box on Proposal 3

Status of Federal Securities Lawsuit Against Laddcap

As previously announced, a federal judge has ruled that Delcath has demonstrated a "likelihood of success on the merits" of its federal securities claims against Laddcap and certain related entities (the "Ladd Defendants"), and also "irreparable injury" because Delcath's shareholders have been "deprived of their statutory right to receive accurate information and to be free from deceptive information bearing on their investment and voting decisions." On August 29, 2006, the judge granted Delcath's application for a temporary restraining order preventing Laddcap from acting on any consents it receives until the judge rules on Delcath's application for a preliminary injunction. Delcath may not act on any consent revocations it receives for the same period of time. The hearing on Delcath's application for a preliminary injunction hearing was scheduled to go forward on Monday, September 18, 2006. However, because of the Ladd Defendants' failure to comply with certain of the judge's discovery orders, the hearing has been postponed. The new date for the hearing has yet to be scheduled, but is expected to be sometime in October.

About Delcath Systems, Inc.

Delcath Systems is a developer of isolated perfusion technology for organ or region-specific delivery of therapeutic agents. The Company's intellectual property portfolio currently consists of 12 patents on a worldwide basis, including the United States, Europe, Asia and Canada. For more information, please visit the Company's website, www.delcath.com.

This release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

On August 17, 2006, Laddcap filed a definitive consent solicitation statement with the SEC relating to Laddcap's proposal to, among other things, remove the current Board of Directors and replace them with Laddcap's nominees. In response, on August 21, 2006, Delcath filed a definitive consent revocation statement on Form DEFC14A (the "Definitive Consent Revocation Statement") with the SEC in opposition to Laddcap's consent solicitation. Delcath shareholders should read the Definitive Consent Revocation Statement (including any amendments or supplements thereto) because it contains additional information important to the shareholders' interests in Laddcap's consent solicitation.

The Definitive Consent Revocation Statement and other public filings made by Delcath with the SEC are available free of charge at the SEC's website at www.sec.gov. Delcath also will provide a copy of these materials free of charge upon request to Delcath Systems, Inc., Attention: M.S. Koly, Chief Executive Officer, (203) 323-8668.

If you have any questions, please call MacKenzie Partners, Inc., toll-free at
(800) 322-2885 or collect at (212) 929-5500

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